As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3306396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B Solana Beach, CA	92075
(Address of Principal Executive Offices)	(Zip Code)

eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan

eFFECTOR Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Stephen T. Worland, Ph.D.

Chief Executive Officer

eFFECTOR Therapeutics, Inc.

142 North Cedros Avenue, Suite B

Solana Beach, CA 92075

(Name and address of agent for service)

(858) 925-8215

(Telephone number, including area code, of agent for service)

Copies to:

Cheston Larson

Matthew T. Bush

Anthony Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 500,000 shares of common stock of eFFECTOR Therapeutics, Inc. (the “Registrant”) for issuance under the eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 100,000 shares of common stock of the Registrant for issuance under the eFFECTOR Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “ESPP,” and together with the 2021 Plan, the “Plans”) pursuant to their respective terms. In accordance with Instruction E to Form S-8, the contents of the previously filed Form S-8 Registration Statement No. 333-260688 relating to shares of common stock issuable pursuant to the Plans are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, eFFECTOR Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will updatee and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by the Registrant with the SEC on March 26, 2024;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 10, 2024, January 26, 2024 and January 30, 2024 (excluding “furnished” and not “filed” information); and

(c)

The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 333-251496), filed by the Registrant with the SEC under Section 12(b) of Exchange Act, on January 7, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, the Registrant entered into indemnification agreements with each of the Registrant’s directors and officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant intends to enter into indemnification agreements with its future directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of eFFECTOR Therapeutics, Inc.	8-K	001-39866	3.1	August 31, 2021

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of eFFECTOR Therapeutics, Inc.	8-K	001-39866	3.1	June 23, 2023

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of eFFECTOR Therapeutics, Inc.	8-K	001-39866	3.1	January 10, 2024

3.4	Amended and Restated Bylaws of eFFECTOR Therapeutics, Inc.	8-K	001-39866	3.2	August 31, 2021

4.1	Specimen common stock certificate	S-4/A	333-257091	4.1	August 5, 2021

5.1	Opinion of Latham & Watkins LLP					X

10.1	eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan and Form of Stock Option Agreement thereunder	8-K	001-39866	10.10	August 31, 2021

10.2	eFFECTOR Therapeutics, Inc. 2021 Employee Stock Purchase Plan	8-K	001-39866	10.11	August 31, 2021

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

107	Calculation of Filing Fee Table					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on March 28, 2024.

eFFECTOR THERAPEUTICS, INC.

By:	/s/ Stephen T. Worland
Name:	Stephen T. Worland, Ph.D.
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of eFFECTOR Therapeutics, Inc., hereby severally constitute and appoint Stephen T. Worland, Ph.D. and Michael Byrnes, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Stephen T. Worland Stephen T. Worland, Ph.D.	President and Chief Executive Officer (principal executive officer)	March 28, 2024

/s/ Michael Byrnes Michael Byrnes	Chief Financial Officer (principal financial and accounting officer)	March 28, 2024

/s/ Bryan M. Gallagher	Director and Board Chair	March 28, 2024
Brian M. Gallagher, Jr., Ph.D.

/s/ Elizabeth P. Bhatt	Director	March 28, 2024
Elizabeth P. Bhatt

/s/ Chris Ehrlich	Director	March 28, 2024
Chris Ehrlich

/s/ Kristen Harrington-Smith	Director	March 28, 2024
Kristen Harrington-Smith

/s/ Barbara Klencke	Director	March 28, 2024
Barbara Klencke

/s/ Caroline Loewy	Director	March 28, 2024
Caroline Loewy